UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 18, 2016

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2016, the Company was notified that the NASDAQ Listing Qualifications Panel had granted the Company’s request to remain listed on The NASDAQ Capital Market (“NASDAQ”), subject to the Company becoming current in its periodic filings with the Securities and Exchange Commission (“SEC”) by March 30, 2016, and holding its annual shareholder meeting on or before May 12, 2016.

The Company filed its delinquent periodic reports with the SEC on March 29, 2016 and held its annual shareholder meeting on May 12, 2016.

On May 18, 2016, the Company was notified by the Nasdaq Stock Market that the Company had regained compliance with NASDAQ Listing Rules 5250(c)(1) and 5620(a). As a result, the Company’s common stock will continue to be listed on NASDAQ and the listing qualification matters previously disclosed by the Company have been closed. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Identiv, Inc., dated May 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

May 24, 2016	By:	/s/ Steven Humphreys
Steven Humphreys
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Identiv, Inc., dated May 24, 2016.